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                                                                    EXHIBIT 99.1

NEWS RELEASE

MEDIA CONTACT:                                     INVESTOR RELATIONS CONTACT:
Jim Campbell                                       Curtis Cluff
Vice President of Marketing                        CFO
Beyond.com Corporation                             Beyond.com Corporation
408-855-2629                                       408-855-2715
jimc@beyond.com                                    curtisc@beyond.com
---------------                                    ------------------




         BEYOND.COM CORPORATION TO SELL ASSETS AND CUSTOMER CONTRACTS TO
                               DIGITAL RIVER, INC.


SANTA CLARA, CALIF. - JANUARY 25, 2002 - Beyond.com Corporation (Nasdaq: BYND) today announced that it has agreed to sell substantially all of its assets to Digital River, Inc. (Nasdaq: DRIV) and has filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code. The asset sale is subject to certain closing conditions, including bankruptcy court approval.

Beyond.com had been seeking additional capital to both strengthen its balance sheet and satisfy debt obligations, but was unable to secure the necessary financing. The Chapter 11 filing will enable Beyond.com to maintain operation of its business during the sale approval process.

"This filing protects the value of Beyond.com's business, including its eStores and Government Systems businesses for the benefit of Beyond.com's creditors, and will help to ensure that our customers continue to receive uninterrupted service through the sale process," said Ron Smith, president and CEO of Beyond.com.

Under the terms of the agreement, Digital River has agreed to acquire substantially all of the assets and customer contracts related to the eStores and Governments Systems Group businesses in exchange for $3.5 million in cash and $7.5 million in Digital River common stock, subject to certain escrow and sale restrictions and certain resale registration rights. The agreement also provides Beyond.com an earn-out for an additional $1.5 million in Digital River common stock, and provides for certain purchase price reductions in certain events. Digital River is not assuming liabilities of Beyond.com





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other than obligations under the Beyond.com client contracts. Beyond.com expects that the purchase price payable by Digital River for the assets will be insufficient to cover all of Beyond.com's liabilities and that, therefore, Beyond.com's stockholders will not receive any distribution upon completion of the bankruptcy proceedings.


ABOUT BEYOND.COM CORPORATION

Beyond.com Corporation is a leading provider of e-commerce technology and services. The company builds, manages and markets online stores (eStores) for businesses. Beyond provides a full suite of marketing programs and services to help maximize clients' eStore sales activities and revenues. The company also sells software and computer-related products to the government and consumer markets. Beyond.com Corporation trades on the Nasdaq National Market under the symbol "BYND." More information on the company can be found in its filings with the Securities and Exchange Commission (SEC), or by visiting http://www.beyond.com.


ABOUT DIGITAL RIVER, INC.

Founded in 1994, Digital River is a leading global e-commerce outsource provider, offering more than 13,000 companies complete e-commerce systems and services. The company's world-class infrastructure and professional services are proven to grow businesses quickly and profitably while reducing risk. Digital River's commerce services include e-commerce strategy, site development and hosting, order and transaction management, system integration, product fulfillment and returns, e-marketing and customer service. Digital River's clients include Symantec, Fujitsu, 3M, Siemens, Polaris, Major League Baseball, Novell, Autodesk, SONICblue, Adaptec and Staples.com. For more details about Digital River, visit the corporate Web site at www.digitalriver.com or call 952-253-1234.


SAFE HARBOR STATEMENT

Statements in this press release, which are not purely historical, are forward-looking statements, including any statements regarding beliefs, plans, expectations or intentions regarding the future. Forward-looking statements in this release include statements regarding the completion of the asset sale to Digital River, the level of service during the transition period, and the inability to distribute assets to Beyond.com's stockholders. Factors that could cause actual results to differ materially include risks and uncertainties such as the approval of the asset sale by the bankruptcy court or the potential offer by a different purchaser. Readers should also refer to the risk disclosures included in Beyond.com's quarterly reports on Form 10-Q and annual reports on Form 10-K filed from time-to-time with the SEC.